Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274828

Prospectus Supplement

(To Prospectus dated October 10, 2023)

THE BEACHBODY COMPANY, INC.

420,769 Shares of Class A Common Stock

Pre-funded Warrants to Purchase Up to 122,821 Shares of Class A Common Stock

122,821 Shares of Class A Common Stock Underlying the Pre-funded Warrants

We are offering 420,769 shares (“Shares”) of our Class A common stock, $0.0001 par value per share (our “Class A Common Stock”), and pre-funded warrants (“Pre-funded Warrants”) to purchase up to 122,821 shares of Class A Common Stock (and the shares of Class A Common Stock issuable from time to time upon exercise of each of the Pre-funded Warrants) directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price for each Share of our Class A Common Stock is $9.75 per share.

The aggregate market value of our outstanding shares of Class A Common Stock and Class X common stock, $0.0001 par value per share (the “Class X Common Stock” and, together with the Class A Common Stock, the “common stock”) held by non-affiliates was $31,309,739 based on (i) 3,556,131 shares of Class A Common Stock outstanding as of December 8, 2023, of which 2,633,552 shares are held by non-affiliates, and a per share price of $11.24 based on the closing sale price of our Class A Common Stock on December 8, 2023 and (ii) 2,729,003 shares of Class X Common Stock outstanding as of December 8, 2023, of which 152,012 shares are held by non-affiliates, and a per share price of $11.24 based on the closing sale price of our Class A Common Stock on December 8, 2023. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

A holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-funded Warrant will be exercisable for one share of Class A Common Stock at an exercise price of $0.0001 per share of Class A Common Stock. The offering price is $9.7499 per Pre-funded Warrant, which is equal to the offering price per share of Class A Common Stock less $0.0001. Each Pre-funded Warrant will be exercisable upon issuance and will expire when exercised in full. There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-funded Warrants on the New York Stock Exchange (“NYSE”) or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited. This offering also relates to the shares of Class A Common Stock issuable upon exercise of the Pre-funded Warrants being offered by this prospectus supplement and the accompanying prospectus.

In a concurrent private placement (the “Private Placement”), we are also selling to such investors unregistered warrants (the “Common Warrants”) to purchase up to 543,590 shares of Class A Common Stock, at an exercise price of $11.24 per share. The Common Warrants will be exercisable beginning six months following the closing date of this offering and will expire five and a half years following the closing date of this offering. The Common Warrants and the shares of our Class A Common Stock issuable upon the exercise of the Common Warrants (the “Common Warrant Shares”) are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

We have engaged Roth Capital Partners, LLC as our sole placement agent for this offering, or the placement agent. The placement agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus but will use its reasonable best efforts to arrange for the sale of the securities offered. See “Plan of Distribution.” This offering is expected to close on or about December 13, 2023, subject to customary closing conditions, without further notice to you. We have not arranged to place the funds from the investor in an escrow, trust or similar account.

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BODY.” On December 8, 2023, the last reported sale price of our Class A Common Stock on NYSE was $11.24 per share.

	Per Share of Class A Common Stock	Per Pre-funded Warrant	Total
Offering Price	$9.75	$9.7499	$5,299,990.22
Placement agent fee(1)	$0.5850	$0.5850	$317,999.41
Proceeds, before expenses, to us	$9.1650	$9.1649	$4,981,990.80

(1)	See “Plan of Distribution” for a description of the compensation payable to the placement agent.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Shares and the Pre-funded Warrants is expected to be made on or about December 13, 2023.

Roth Capital Partners

The date of this prospectus supplement is December 10, 2023

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in a prior filing that we made with the Securities and Exchange Commission, or the SEC, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that is incorporated by reference into this prospectus supplement that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information contained herein or therein, as the case may be.

Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, together with additional information described under the heading “Where You Can Find More Information; Incorporation By Reference.”

Neither we nor the placement agent have authorized anyone to provide you with any information other than the information we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we provide to you. Neither we nor the placement agent take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We and the placement agent are offering to sell the securities offered hereby only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of our Class A Common Stock.

We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

When we refer to “Beachbody,” “BODi,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean The Beachbody Company, Inc. and its consolidated subsidiaries, unless otherwise specified.

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including statements about the financial condition, results of operations, earnings outlook and prospects of BODi. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on our current expectations as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to the following:

•

our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit, operating expenses including changes in selling and marketing, general and administrative, and enterprise technology and development expenses (including any components of the foregoing) and our ability to achieve and maintain future profitability;

•	our anticipated growth rate and market opportunity;

•	our liquidity and ability to raise financing;

•	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

•	other than the Pre-funded Warrants, our warrants are accounted for as liabilities and changes in the value of such warrants could have a material effect on our financial results;

•	our ability to effectively compete in the fitness and nutrition industries;

•	our ability to successfully acquire and integrate new operations;

•	our reliance on a few key products;

•	market conditions and global and economic factors beyond our control;

•	intense competition and competitive pressures from other companies worldwide in the industries in which we will operate;

•	litigation and the ability to adequately protect our intellectual property rights; and

•	other risks and uncertainties set forth in this prospectus under the heading “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

You should not place undue reliance upon our forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our Class A Common Stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-6 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our Class A Common Stock.

The Company

BODi is a leading subscription health and wellness company. We focus primarily on digital content, supplements, connected fitness, and consumer health and wellness. Our goal is to continue to provide holistic health and wellness content and subscription-based solutions. We are the creator of some of the world’s most popular fitness programs, including P90X, Insanity, and 21 Day Fix, which transformed the at-home fitness market and disrupted the global fitness industry by making it accessible for people to get results—anytime, anywhere. Our comprehensive nutrition-first programs, Portion Fix and 2B Mindset, teach healthy eating habits and promote healthy, sustainable weight loss. These fitness and nutrition programs are available through our Beachbody On Demand and Beachbody On Demand Interactive streaming services.

We offer nutritional products such as Shakeology nutrition shakes, BEACHBAR snack bars, and Ladder premium supplements as well as a professional-grade stationary cycle with a 360-degree touch screen tablet and connected fitness software. Leveraging our history of fitness content creation, nutrition innovation, and our network of micro-influencers, whom we call “Partners” (previously known as “Coaches”), we plan to continue market penetration into connected fitness to reach a wider health, wellness and fitness audience.

Our revenue is generated primarily through our network of Partners, social media marketing channels, and direct response advertising. Components of revenue include recurring digital subscription revenue, revenue from the sale of nutritional and other products, and connected fitness revenue. In addition to selling individual products on a one-time basis, we bundle digital and nutritional products together at discounted prices.

Our principal executive offices are located at 400 Continental Blvd, Suite 400, El Segundo, California 90245, and our telephone number is (310) 883-9000.

THE OFFERING

Issuer	The Beachbody Company, Inc.

Shares offered	420,769 shares of our Class A Common Stock

Offering price per share of Class A Common Stock	$9.75 per share

Pre-funded Warrants offered by us	Pre-funded Warrants to purchase up to 122,821 shares of Class A Common Stock. Each Pre-funded Warrant will be exercisable for one share of our Class A Common Stock. The purchase price of each Pre-funded Warrant will equal the price per share at which the shares of Class A Common Stock are being sold to the investors in this offering, minus $0.0001, and the exercise price of each Pre-funded Warrant will be $0.0001 per share. The Pre-funded Warrants may be exercised for cash or on a “cashless” basis. This offering also relates to the shares of Class A Common Stock issuable upon exercise of any Pre-funded Warrants sold in this offering. The exercise price and number of shares of Class A Common Stock issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities Offered.”

Concurrent Private Placement of Common Warrants	In a concurrent private placement, we are selling to the investors in this offering Common Warrants to purchase up to an aggregate of 543,590 shares of our Class A Common Stock, representing 100% of the shares of our Class A Common Stock and shares underlying the Pre-funded Warrants that may be purchased in this offering. Each Common Warrant has an exercise price of $11.24 per share, will be exercisable beginning six months following the closing date of this offering and will expire five and a half years following the closing date of this offering. The Common Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and, along with the Common Warrant Shares, have not been registered under the Act, or applicable state securities laws. Accordingly, the Common Warrants and the Common Warrant Shares may not be offered or sold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. See “Private Placement of Common Warrants.”

Common stock to be outstanding after the offering	6,828,724 shares assuming all of the Pre-funded Warrants issued in this offering are exercised (but excluding shares issuable upon the exercise of Common Warrants to be issued in the concurrent private placement).

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes.

See “Use of Proceeds” beginning on page S-12 of the prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and the information disclosed in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference, before making a decision to invest in our securities.

Listing	Our Class A Common Stock is traded on the NYSE under the trading symbol “BODY.” There is no established public trading market for the Pre-funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or recognized trading system.

The number of shares of our common stock to be outstanding immediately after this offering and, unless otherwise indicated, the information in this prospectus supplement, is based on 3,556,131 shares of Class A Common Stock and 2,729,003 shares of Class X Common Stock issued and outstanding as of December 8, 2023, and excludes as of that date:

•

392,386 shares of Class A Common Stock reserved for future issuance under the Company’s benefit plans, including the Company’s Amended and Restated 2020 Equity Compensation Plan, the Company’s 2021 Incentive Award Plan, the Company’s 2021 Employee Stock Purchase Plan and the Company’s 2023 Employment Inducement Incentive Award Plan;

•

1,468,066 shares of Class A Common Stock issuable upon the exercise of outstanding options, settlement of outstanding restricted stock units and exercise or settlement of any other rights to purchase or otherwise acquire shares of Class A Common Stock (other than options or rights reserved for issuance under the Company’s benefit plans, which are included above); and

•	480,615 shares of Class A Common Stock issuable pursuant to the Company’s outstanding warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise or conversion of the outstanding options or warrants described above; (ii) no exercise of the Common Warrants to be issued to the investor in the concurrent private placement and (iii) all of the Pre-funded Warrants issued in this offering are exercised.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in this prospectus supplement before acquiring any of such securities. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements.”.

Risks Related to This Offering and Our Class A Common Stock

The price of shares of our Class A Common Stock may experience volatility and the market price of our Class A Common Stock after this offering may drop below the price you pay.

The market price of our Class A Common Stock could be substantially affected by general market conditions, the extent of the secondary market for our Class A Common Stock, the extent of institutional investor interest in us, our financial performance, cash flows, financial condition and prospects and general stock and bond market conditions.

The U.S. stock markets, including the NYSE, on which shares of our Class A Common Stock are listed, historically have experienced significant price and volume fluctuations. As a result, the market price of shares of our Class A Common Stock has similarly been volatile, and investors in our Class A Common Stock may experience a decrease in the market price of their shares, including decreases unrelated to our operating performance or prospects. We cannot assure you that the market price of our Class A Common Stock will not fluctuate or decline significantly in the future. The market price of our Class A Common Stock could be subject to wide fluctuations in response to our financial performance, cash flows, financial condition and prospects, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors such as:

•	changes in discretionary spending trends, desires and behaviors of consumers or their perception of our brand;

•	a decline in our ability to deliver quality service at a competitive price;

•	a failure to introduce new features, products or services that customers find engaging;

•	the introduction of new products or services, or changes to existing products and services, that are not favorably received;

•	technical or other problems that affect the customer experience;

•	an increase in membership fees due to inflation;

•	direct and indirect competition in our industry;

•	a decline in the public’s interest in health and fitness;

•	a general deterioration of economic conditions or a change in consumer spending preferences or buying trends;

•	failure of our suppliers, manufacturers or logistics providers to perform their obligations to use for technical, market or other reasons;

•

equity issuances by us (including in this offering or the issuance of securities convertible into, or exchangeable for, our common stock), or future sales of substantial amounts of our common stock by our existing or future stockholders, or the perception that such issuances or future sales may occur;

•	changes in market valuations of similar companies;

•	fluctuations in stock market prices and volumes from time to time due to a variety of factors, including from sales of shares of our Class A Common Stock by our stockholders;

•	our dependence on key personnel whose continued services is not guaranteed;

•	our operating performance and the performance of other similar companies;

•	actual or anticipated differences in our quarterly or annual operating results from those expected;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	publication of research reports about us or our industry by securities analysts;

•	adverse market reaction to any indebtedness we incur in the future, or our failure to establish debt levels that investors believe are appropriate;

•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin offs, joint ventures, strategic investments or changes in business strategy;

•	legislative and regulatory changes that could adversely affect our industry;

•	adverse speculation in the press or investment community;

•	changes in our earnings;

•	failure to comply with the rules of the NYSE or maintain the listing of our common shares on the NYSE;

•	failure to comply with the requirements of the Sarbanes-Oxley Act;

•	actions by institutional and retail shareholders;

•	actual, potential or perceived accounting problems;

•	litigation related to challenges to our multi-level marketing business model;

•	changes in accounting principles; and

•	general market and local, regional and national economic conditions, including factors unrelated to our operating performance and prospects.

No assurance can be given that the market price of our Class A Common Stock will not fluctuate or decline significantly in the future or that holders of shares of Class A Common Stock will be able to sell their shares when desired on favorable terms, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow, our ability to execute on our business strategy, our ability to make distributions to our shareholders and per share market price of our common shares.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock in future transactions may be higher or lower than the price per share in this offering. Investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

The number of shares of our Class A Common Stock available for future issuance or resale could adversely affect the market price of our Class A Common Stock.

Our amended and restated certificate of incorporation provides that we may issue up to 2,000,000,000 shares, consisting of: (i) 1,600,000,000 shares of Class A Common Stock; (ii) 200,000,000 shares of Class X Common Stock; (iii) 100,000,000 shares of Class C common stock, $0.0001 par value per share (the “Class C Common Stock”); and (iv) 100,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”). As of December 8, 2023, there are 3,556,131 and 2,729,003 shares of Class A Common Stock and Class X Common Stock outstanding, respectively. As of December 8, 2023, there are no shares of Class C Common Stock or Preferred Stock outstanding. Future issuances of shares of our Class A Common Stock or other securities convertible into, or exchangeable or exercisable for, shares of our Class A Common Stock could dilute stockholders and could have an adverse effect on the market price per share of our Class A Common Stock. Holders of our Class A Common Stock are not entitled to preemptive rights or other protections against dilution.

We are party to a registration rights agreement with Forest Road Acquisition Corp. (“Forest Road”), certain equity holders of The Beachbody Company Group, LLC (the “Beachbody Holders”) and Carl Daikeler, Mary Conlin, John Salter, Michael Heller, Ben Van de Bunt and Kevin Mayer (collectively with Forest Road and the Beachbody Holders, the “Holders”) pursuant to which we were required to register for resale common shares held by the Holders. The registration rights agreement also grants the Holders certain “piggyback” registration rights. We have also agreed to register the shares of Class A Common Stock underlying the Common Warrants for future resale. Resales of a significant number of shares of Class A Common Stock, or the perception that such resales could occur, may have an adverse effect on the market price per share of our Class A Common Stock.

The vesting of any restricted stock or other equity awards granted to certain directors, executive officers and other employees under our equity incentive plan, or the issuance of shares of our Class A Common Stock in connection with future business acquisitions, could have an adverse effect on the market price per share of our Class A Common Stock. In addition, the existence of options or shares of Class A Common Stock reserved for issuance as restricted Class A Common Stock may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.

Issuances of substantial amounts of our Class A Common Stock (including issuances of shares of Class A Common Stock pursuant to the exercise of convertible or exchangeable securities or options) or the resale of substantial amounts of shares of our Class A Common Stock, or the perception that such issuances or resales might occur, could adversely affect the market price per share of our Class A Common Stock.

Following this offering, a large number of shares issued in this offering may be sold in the market, which may depress the market price of our Class A Common Stock

Following this offering, a large number of shares issued in this offering may be sold in the market, which may depress the market price of our Class A Common Stock. Sales of a substantial number of shares of our Class A Common Stock in the public market following this offering could cause the market price of our Class A Common Stock to decline. If there are more shares of our Class A Common Stock offered for sale than buyers are willing to purchase, then the market price of our Class A Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of our Class A Common Stock and sellers remain willing to sell the shares. All of the shares of our Class A Common Stock issued in this offering or issued upon exercise of Pre-funded Warrants sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering for general corporate purposes. The failure by our management to apply these funds effectively could harm our business. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the price of our Class A Common Stock to decline.

Your investment has various U.S. federal income tax risks.

Although certain material considerations that are generally relevant to an investment in shares of our Class A Common Stock are described in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus, the tax consequences of an investment in our Class A Common Stock or in the Pre-funded Warrants will depend on all of the relevant factual circumstances regarding an applicable holder and we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in our Class A Common Stock.

Our ability to use our net operating loss carryforwards (NOLs) to offset future taxable net income may be subject to certain limitations.

As of December 31, 2022, we had approximately $293.7 million in federal and $285.2 million in state NOLs. Of this amount, our state NOLs and $2.3 million of our federal NOLs will begin to expire in 2025 and 2037, respectively, and the remainder of our federal NOLs is not subject to expiration but may only be used to offset 80% of our taxable income.

If an ownership change, as defined in Section 382 of the Code, occurs with respect to our Class A Common Stock, our ability to use NOLs to offset taxable income would be subject to certain limitations. Generally, an ownership change occurs under Section 382 of the Code if certain persons or groups increase their aggregate ownership by more than 50 percentage points of our stock over a rolling three-year period. If an ownership change occurs, our ability to use NOLs to reduce taxable net income would generally be limited (the determination of such a limitation is complicated, but as a general manner relevant rules impose a limitation determined by multiplying the fair market value of our stock immediately prior to the ownership change by the long-term tax-exempt interest rate). We have not determined whether this offering will result in an ownership change under Section 382 of the Code or whether an ownership change has occurred prior to this offering, and future changes in our Class A Common Stock ownership may result in an ownership change, potentially limiting our ability to use our NOLs.

The Pre-funded Warrants are speculative in nature.

The Pre-funded Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Class A Common Stock at a certain price, subject to adjustment, for a limited period of time. Specifically, commencing on the date of issuance, holders of the Pre-funded Warrants may exercise their Pre-funded Warrants for cash or may exercise their right to acquire shares of our Class A Common Stock and pay an exercise price of $0.0001 per share per Pre-funded warrant on a “cashless” basis, subject to certain adjustments, until exercised in full, after which date any unexercised Pre-funded Warrants will expire and have no further value. Following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-funded Warrants will equal or exceed their imputed offering price. The Pre-funded Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the Class A Common Stock will ever equal or exceed the exercise price of the Pre-funded Warrants, and consequently, it may not ever be profitable for holders of the Pre-funded Warrants to exercise the Pre-funded Warrants.

There is no public market for the Pre-funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Holders of Pre-funded Warrants purchased in this offering will have no rights as common stock shareholders until such holders exercise their Pre-funded Warrants and acquire our Class A Common Stock.

Until holders of Pre-funded Warrants acquire shares of our Class A Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Class A Common Stock underlying the Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a common stock shareholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants or pre-funded warrants that they hold.

The Pre-funded Warrants being offered will prohibit a holder from exercising Pre-funded Warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 4.99% of our common stock outstanding immediately after giving effect to the exercise, provided that, at the election of a holder and notice to us, such beneficial ownership limitation shall be 4.99% (or 9.99% upon election of a purchaser) of our common stock outstanding immediately after giving effect to the exercise. As a result, you may not be able to exercise your Pre-funded Warrants for shares of our Class A Common Stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-funded Warrants to realize value, but you may be unable to do so.

Because we do not expect to declare cash dividends on our Class A Common Stock in the foreseeable future, shareholders must rely on appreciation of the value of our Class A Common Stock for any return on their investment.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not expect to declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Class A Common Stock, if any, will provide a return to investors in this offering.

INDUSTRY AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain estimates, projections and other information concerning our industry, our business and the markets for certain products, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Unless otherwise expressly stated, we obtained these industry, business, market and other data from our own research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by independent third parties and by us.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the shares of Class A Common Stock and Pre-funded Warrants in this offering of approximately $4.8 million, after deducting the placement agent fees and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the Pre-funded Warrants sold in this offering and the Common Warrants sold in a private placement concurrently with this offering.

We intend to use the net proceeds from this offering for general corporate purposes.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend or the timing of expenditures. As a result, our management will have broad discretion to allocate the net proceeds from the sale of the Class A Common Stock that we may offer under this prospectus supplement and the accompanying prospectus.

SELECTED FINANCIAL DATA

On November 21, 2023, the Company effected a 1-for-50 reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of the Company’s common stock. As a result of the Reverse Stock Split, every 50 outstanding shares of the Company’s common stock before the Reverse Stock Split represents one share of the applicable class of common stock after the Reverse Stock Split. On a pre-split basis, the Company had 312,162,129 and 309,583,773 shares of common stock issued and outstanding as of December 31, 2022 and 2021, respectively. On a post-split basis, the Company had 6,243,243 and 6,191,675 shares of common stock issued and outstanding as of December 31, 2022 and 2021, respectively.

The following selected financial data is based on the common stock and per share data from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and from our Quarterly Reports on Form 10-Q for the quarters and years to date ended March 31, 2023, June 30, 2023 and September 30, 2023, and is retrospectively adjusted to reflect the Reverse Stock Split.

($ in thousands, except share and per share information)

	Year ended December 31,
	2022	2021	2020
Net loss	$(194,192)	$(228,382)	$(21,432)
Weighted average common shares outstanding, basic and diluted	6,149,784	5,507,175	4,790,802
Net loss per common share, basic and diluted	$(31.58)	$(41.47)	$(4.47)

($ in thousands, except share and per share information)

	Three months ended				Six months ended		Three months ended		Nine months ended
	March 31, 2023	March 31, 2022	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net loss	$(29,188)	$(73,533)	$(25,748)	$(41,867)	$(54,936)	$(115,400)	$(32,666)	$(33,859)	$(87,602)	$(149,259)
Weighted average common shares outstanding, basic and diluted	6,182,811	6,127,255	6,286,236	6,144,100	6,234,809	6,135,724	6,178,622	6,158,987	6,215,874	6,143,563
Net loss per common share, basic and diluted	$(4.72)	$(12.00)	$(4.10)	$(6.81)	$(8.81)	$(18.81)	$(5.29)	$(5.50)	$(14.09)	$(24.30)

PRIVATE PLACEMENT OF COMMON WARRANTS

In a concurrent Private Placement, we are selling to the investors in this offering Common Warrants to purchase up to an aggregate of 543,590 shares of Class A Common Stock, representing 100% of the shares of our Class A Common Stock and Pre-funded Warrants that may be purchased in this offering. The Common Warrants are exercisable at an exercise price of $11.24 per share, subject to certain adjustments, will be exercisable beginning six months following the closing date of this offering and have a term of exercise equal to five and a half years from the closing date of this offering. Subject to limited exceptions, a holder of Common Warrants will not have the right to exercise any portion of its Common Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our Class A Common Stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

The Common Warrants and the Common Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer that have been accepted by the holders of greater than 50% our outstanding common stock, reclassification, reorganization or recapitalization of our shares of common stock, or purchase of greater than 50% of our outstanding shares of common stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of Class A Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Class A Common Stock for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in each Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

We are required within 45 days of the date of the securities purchase agreement to file a registration statement providing for the resale of the Common Warrant Shares issued and issuable upon the exercise of the Common Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 180 days of the closing of the offering and to keep such registration statement effective at all times until no investor owns any Common Warrants or Common Warrant Shares issuable upon exercise thereof, subject to certain exceptions.

There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description of the securities we are offering pursuant to this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and by applicable law. The terms of our Class A Common Stock and Pre-funded Warrants may also be affected by Delaware law.

We are offering 420,769 shares of our Class A Common Stock and Pre-funded Warrants to purchase 122,821 shares of our Class A Common Stock.

The Shares and Pre-funded Warrants will be issued separately. The shares of Class A Common Stock issuable from time to time upon exercise of the Pre-funded Warrants, if any, are also being offered pursuant to this prospectus.

Class A Common Stock

The material terms and provisions of our Class A Common Stock are described under the caption “Description of Capital Stock—Common Stock—Class A Common Stock” in the accompanying prospectus. The transfer agent for our Class A Common Stock is Equiniti Trust Co.

Pre-Funded Warrants

The material terms and provisions of the Pre-funded Warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of Pre-funded Warrant, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. You should review the form of Pre-funded Warrant for a complete description of the terms and conditions applicable to the Pre-funded Warrants. See “Where You Can Find More Information; Incorporation by Reference” on page S-27.

Exercisability. The Pre-funded Warrants will be immediately exercisable, at the option of each holder, in whole or in part for cash or through a “cashless exercise” as described below. The Pre-funded Warrants will be issued in certificated form only.

Exercise Limitations. A holder of a Pre-funded Warrant will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants provided that at the election of a holder and notice to us such percentage ownership limitation shall be 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. Each Pre-funded Warrant offered hereby has an initial exercise price per share equal to $0.0001. The holder may exercise each Pre-funded Warrant for cash or through a “cashless exercise” as described below. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of shares of Class A Common Stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Common Stock.

Transferability. Subject to compliance with any applicable securities laws, the Pre-funded Warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

No Listing. There is no established public trading market for the Pre-funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or recognized trading system, including the NYSE. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-funded Warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of the Pre-funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction.

Cashless Exercise. Holders may exercise each Pre-funded Warrant through a “cashless exercise,” whereby, the holder will receive upon such exercise, the net number of shares of Class A Common Stock determined according to the formula set forth in the Pre-funded Warrant, equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the applicable market price of the Company’s Common Stock (as set forth in the Pre-funded Warrant), (B) equals the exercise price of the warrant, and (X) equals the number of warrants shares issuable upon exercise of the warrant (if such exercise, hypothetically, were instead by means of a cash exercise rather than a cashless exercise).

Rights as a Stockholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the Pre-funded Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-funded Warrants.

Amendments. Amendments and waivers of the terms of the Pre-funded Warrants require the written consent of the holders of the warrants then outstanding and us.

Anti-Takeover Effects of Delaware Law

Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate, we opted out of Section 203 of the DGCL, but provide other similar restrictions regarding takeovers by interested stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATION

The following discussion is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Shares and Pre-funded Warrants issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax considerations relating thereto and does not address the effect of any U.S. federal non-income tax laws, such as the estate or gift tax laws, or any tax consequences arising under any state, local or foreign tax laws. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the U.S. Department of the Treasury thereunder (the “Treasury Regulations”), judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this offering. These authorities may change or be subject to differing interpretations, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested and will not request a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not take a contrary position.

This discussion is limited to holders who purchase the Shares or Pre-funded Warrants pursuant to this offering (and which holders will also receive our Common Warrants issued in connection with the Private Placement) and who hold the Shares or Pre-funded Warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. This discussion also does not address consequences relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons holding the Shares or Pre-funded Warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the Shares or Pre-funded Warrants under the constructive sale provisions of the Code;

•	persons who hold or receive the Shares or Pre-funded Warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the Shares or Pre-funded Warrants being taken into account in an “applicable financial statement” (as defined in the Code);

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	tax-qualified retirement plans.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the Shares or Pre-funded Warrants, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner-level. Partnerships holding the Shares or Pre-funded Warrants and the partners in such partnerships are urged to consult their tax advisors as to particular U.S. federal income tax consequences to them of the acquisition, ownership and disposition of the Shares or Pre-funded Warrants.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE Shares OR Pre-funded Warrants IN THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Treatment of Pre-funded Warrants

Although the characterization of the Pre-Funded Warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the Pre-funded warrants is a nominal amount, we expect to treat each Pre-funded Warrants as a share of our Class A Common Stock for U.S. federal income tax purposes, and a holder of Pre-funded Warrants should generally be taxed in the same manner as a holder of our Class A Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-funded Warrant (which treatment, in the case of a cashless exercise, is not without doubt) and, upon exercise, the holding period of a Pre-funded Warrant should carry over to the share of Class A Common Stock received. Similarly, the tax basis of the Pre-funded Warrant should carry over to the share of Class A Common Stock received upon exercise, increased by the exercise price. The following discussion assumes that the Pre-funded Warrants will be treated as our Class A Common Stock for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of Pre-funded Warrants pursuant to this offering (including alternative characterizations).

Allocation of purchase price

Concurrently with this offering, we are selling Common Warrants pursuant to the Private Placement that will be acquired by the acquirors of Shares and Pre-funded Warrants in this offering in exchange for an aggregate purchase price paid by such acquirors. The Shares or Pre-funded Warrant acquired in this offering, as applicable, and accompanying Common Warrants received by each such acquiror, should generally be treated for U.S. federal income tax purposes as an investment unit. In determining their tax basis for the Shares or Pre-funded Warrants (as applicable) and Common Warrants constituting an investment unit, holders of the Shares or Pre-funded Warrants should allocate their purchase price between the Shares or Pre-funded Warrants (as applicable) owned or deemed owned, on the one hand, and the Common Warrants, on the other hand, on the basis of their relative fair market values at the time of issuance. This allocation will establish the holder’s initial tax basis for U.S. federal income tax purposes in the Shares or Pre-funded Warrants (as applicable) and Common Warrants that are acquired. We do not intend to advise holders of the Shares or Pre-funded Warrants with respect to this determination, and holders of the Shares or Pre-funded Warrants are advised to consult their tax and financial advisors with respect to the relative fair market values of the Shares, Pre-funded Warrants and Common Warrants and the determination of their basis in the Shares or Pre-Funded Warrants.

Tax considerations applicable to U.S. holders

Definition of a U.S. holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of the Shares or Pre-funded Warrants that for U.S. federal income tax purposes is, or is treated as, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

We do not anticipate paying any cash dividends in the foreseeable future. However, if we do make cash or other property distributions on our Class A Common Stock or Pre-funded Warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of the holder’s adjusted tax basis in our Class A Common Stock or Pre-funded Warrants, as the case may be, and, thereafter, as gain on the sale or other disposition of our Class A Common Stock or Pre-funded Warrants, as applicable, which is taxed as described under “—Sale or other taxable disposition” below.

Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.

Constructive distributions

The terms of the Pre-funded Warrants are subject to adjustment from time to time upon the occurrence of certain events. To the extent an adjustment, or a failure to make an adjustment, to the Pre-funded Warrants results in an increase in the proportionate interest of a holder in our assets or our earnings and profits, such holder may be treated as having received a constructive distribution depending on the circumstances of the applicable adjustment (even if the relevant holder did not receive cash or other property in connection with the adjustment). Any such deemed distribution generally would be treated in a similar manner as cash distributions on our Class A Common Stock, as described above under “Distributions.” In the event such a deemed distribution is taxable, a U.S. holder’s tax basis in our Class A Common Stock deemed owned will generally be increased by an amount equal to the taxable distribution.

Sale or other taxable disposition

Upon the sale or other taxable disposition of a Share or Pre-funded Warrant, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the Share or Pre-funded Warrant. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Share or Pre-funded Warrant is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our Class A Common Stock or Pre-funded Warrants (including distributions deemed made to U.S. holders of Pre-funded Warrants) or receives proceeds from the sale or other taxable disposition of our Class A Common Stock or Pre-funded Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax considerations applicable to non-U.S. holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Shares or Pre-funded Warrants that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

We do not anticipate paying any cash dividends in the foreseeable future. However, if we do make cash or other property distributions on our Class A Common Stock or Pre-funded Warrants, such distributions (including distributions deemed made to non-U.S. holders as a result of certain adjustments, or failure to make adjustments, to terms of a Pre-funded Warrant, as described above under “U.S. Holders—Constructive distributions”) will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our Class A Common Stock or Pre-funded Warrants, as the case may be, and thereafter, as gain on the sale or other disposition of our Class A Common Stock or Pre-funded Warrants, as applicable, which is taxed as described under “Sale or other disposition” below. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussions below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Class A Common Stock or Pre-funded Warrants (including dividends deemed paid to a non-U.S. holder of a Pre-funded Warrant) that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Class A Common Stock or Pre-funded Warrants (including dividends deemed paid to a non-U.S. holder of a Pre-funded Warrant) in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid or deemed paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will generally be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or other disposition

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Shares or Pre-funded Warrants, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of disposition, and certain other requirements are met; or

•

shares of our Class A Common Stock constitute U.S. real property interests (“USRPIs”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Class A Common Stock or Pre-funded Warrants we make to the non-U.S. holder (including constructive distributions deemed made with respect to Pre-funded Warrants), provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a

United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Class A Common Stock or Pre-funded Warrants to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of the Shares or Pre-funded Warrants within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of the Shares or Pre-funded Warrants outside the United States conducted through certain U.S.- related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of the Shares or Pre-funded Warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Class A Common Stock or Pre-funded Warrants, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of the Shares or Pre-funded Warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (a) the foreign financial institution undertakes certain diligence and reporting obligations, (b) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (a) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules with respect to non-U.S. holders we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of the Shares or Pre-funded Warrants on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, or the placement agent, has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated December 10, 2023, by and between Roth Capital Partners, LLC and us. The placement agent is not selling any securities offered by this prospectus supplement and the accompanying base prospectus but has arranged for the sale of certain of the securities offered hereby through a securities purchase agreement entered into between us, an institutional investor, and the placement agent in its capacity as a purchaser. The offering price of the shares and/or the Pre-funded Warrants offered by this prospectus supplement and the accompanying base prospectus has been determined based upon arm’s-length negotiations between the investors and us.

We have entered into a securities purchase agreement directly with the institutional investor in this offering and the placement agent as a purchaser. A form of the securities purchase agreement will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC in connection with this offering. The securities purchase agreement provides such investors with certain representations, warranties and covenants, including indemnifications, from us. Our obligation to issue and sell the securities to the investors who are party to the securities purchase agreement is subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 6.0% of the gross proceeds in this offering from sales arranged for by the placement agent. Subject to certain conditions, we also have agreed to reimburse all reasonable travel and other out-of-pocket expenses of the placement agent in connection with this offering, including but not limited to the reasonable fees of legal counsel, not to exceed $50,000. We currently anticipate that the delivery of the securities will occur on or about December 13, 2023, subject to the satisfaction of customary closing conditions.

Other Terms

Under the securities purchase agreement, and subject to certain exceptions, we have agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions, for a period of 90 days following the closing of the offering. We have also agreed not to effect or enter into an agreement to effect any issuance of common Stock or common Stock equivalents involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement for a period of one year following the closing of the offering, except we may enter into an “at-the-market” offering 90 days after the closing of this offering.

Lock-Up Agreements

In connection with this offering, each of our executive officers, directors, and certain stockholders have agreed, subject to certain exceptions set forth in the lock-up agreements, not to offer, sell, contract to sell, hypothecate, pledge, make any short sale of, or otherwise dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for shares of our common stock, for 90 days following the closing of the offering.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Class A Common Stock prior to the offering, among other things. Other factors considered in determining the offering price of our securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of Class A Common Stock sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares offered hereby by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•

must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

The placement agent has agreed to purchase 30,769 Shares for its own account in the offering. Additionally, the placement agent will receive 30,769 Common Warrants in the Private Placement.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying base prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Listing

Our Class A Common Stock is listed on the NYSE under the symbol “BODY.” There is no established public trading market for the Common Warrants or the Pre-funded Warrants and we do not intend to list them on any national securities exchange or nationally recognized trading system.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Ellenoff Grossman & Schole LLP, New York, New York, will act as counsel to the placement agent.

EXPERTS

The consolidated financial statements of The Beachbody Company, Inc. incorporated by reference in The Beachbody Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, including schedules appearing therein, and the effectiveness of The Beachbody Company, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP , independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Documents incorporated by reference in the future will include financial statements, related schedules and independent auditors’ reports. The financial statements and schedules will have been audited to the extent and for the periods set forth in the reports by an independent registered public accounting firm. To the extent such independent registered public accounting firm consents, the audited financial statements and schedules will be incorporated by reference in reliance upon the reports given upon the authority of the independent registered public accounting firm, as such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.thebeachbodycompany.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as amended by our Form 10-K/A filed on April 28, 2023 (as amended, our “2022 Form 10-K”).

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 8, 2023, August 8, 2023 and November 7, 2023, respectively.

•

Our Current Reports on Form 8-K, filed with the SEC on February 17, 2023, April  14, 2023, June  15, 2023, July  26, 2023, September  20, 2023, October  27, 2023 and November 27, 2023 (other than the portions of those documents furnished and not deemed to be filed).

•	The description of our Class A Common Stock set forth in Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

The Beachbody Company, Inc.

400 Continental Blvd, Suite 400

El Segundo, CA 90245

(310) 883-9000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this supplement prospectus or the accompanying prospectus.

PROSPECTUS

THE BEACHBODY COMPANY, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $50 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock, par value $0.0001 per share (“Class A common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BODY.” On September 29, 2023, the last reported sale price of our common stock on NYSE was $0.30 per share. Our redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50, originally issued in the initial public offering of units of Forest Road Acquisition Corp. at a price of $10.00 per unit, with each unit consisting of one Class A ordinary share and one-third of one warrant (the “Public Warrants”) are listed on the NYSE the symbol “BODY.WS.” On September 29, 2023, the last reported sale price of our Public Warrants on the NYSE was $0.019 per warrant.

As of September 22, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, was approximately $66.5 million based on 130,358,735 shares of outstanding Class A common stock, at a price of $0.51 per share, which was the last reported sale price of our Class A common stock on the NYSE on August 8, 2023. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Beachbody,” “BODi,” “we,” “our,” “us” and the “Company” in this prospectus, we mean The Beachbody Company, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including statements about the financial condition, results of operations, earnings outlook and prospects of BODi. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on our current expectations as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to the following:

•

our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit, operating expenses including changes in selling and marketing, general and administrative, and enterprise technology and development, expenses (including any components of the foregoing) and our ability to achieve and maintain future profitability;

•	our anticipated growth rate and market opportunity;

•	our liquidity and ability to raise financing;

•	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

•	our warrants are accounted for as liabilities and changes in the value of such warrants could have a material effect on our financial results;

•	our ability to effectively compete in the fitness and nutrition industries;

•	our ability to successfully acquire and integrate new operations;

•	our reliance on a few key products;

•	market conditions and global and economic factors beyond our control;

•	intense competition and competitive pressures from other companies worldwide in the industries in which we will operate;

•	litigation and the ability to adequately protect our intellectual property rights; and

•	other risks and uncertainties set forth in this prospectus under the heading “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

You should not place undue reliance upon our forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.thebeachbodycompany.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as amended by our Form 10-K/A filed on April 28, 2023 (as amended, our “2022 Form 10-K”).

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 8, 2023 and August 8, 2023, respectively.

•

Our Current Reports on Form 8-K, filed with the SEC on February 17, 2023, April  14, 2023, June  15, 2023, July  26, 2023 and September 20, 2023 (other than the portions of those documents furnished and not deemed to be filed).

•	The description of our Class A common stock set forth in Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The Beachbody Company, Inc.

400 Continental Blvd, Suite 400

El Segundo, CA 90245

(310) 883-9000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a health and wellness platform providing fitness, nutrition and stress-reducing programs to our customers. With 1.5 million digital subscriptions and 0.2 million nutritional subscriptions, as of June 30, 2023, we believe our ability to offer solutions in both the global fitness market and the global nutrition market under one platform positions us as the leading holistic health and wellness solution. We have a 25-year track record of creating innovative exercise, nutrition and stress-reducing content that have improved the lives of millions of customers. We make fitness entertaining, approachable, effective and convenient, while fostering social connections that encourage customers to live healthier and more fulfilling lives.

We are a results-oriented company at the intersection of wellness, technology and media. We developed one of the original fitness digital streaming platforms with an extensive library of content containing 120 complete programs and over 8,500 unique streaming videos. We measure the success of our library by customer engagement indicators including a metric that divides daily active users by monthly active users (“DAU/MAU”) and “streams” by our subscribers over the respective periods. While the measure of a digital stream may vary across companies, we define streams and total streams as the stream of a video for at least 25% of its length during a given period. We also measure our success by month over month retention rates of our digital subscribers.

Driven by our commitment to help people achieve their goals and lead healthy, fulfilling lives, we have built or acquired digital platforms to engage with our customers such as Beachbody On Demand (“BOD”), Beachbody On Demand Interactive (our “BODi platform”), and Beachbody Bike. Prior to July 2022, fitness programs were also available on the Openfit digital platform. Our BOD digital platform includes an extensive library with high-quality production and creatively diverse fitness content for an annual subscription price. Our BODi platform also have monthly, 3-month, and 6-month membership prices.

In March 2023, we relaunched the BODi digital platform with a new form of fitness programming called BODi blocks, the addition of positive mindset content and digital recipes to extend Shakeology into a healthy dessert. Block periodization is a four-week “mesocycle” of three weeks of progressive exercise (five workouts a week), followed by one week of functional recovery. The goal is a balance of exercise and recovery so the customer is always challenged but not overtrained. It also integrates a layer of personal development and mindset content. The combination of fitness, nutrition, and mindset makes the BODi platform a complete solution to support the whole person and help them achieve positive “Health Esteem.”

Our premium nutrition products help make meal planning and healthy weight loss achievable without deprivation. Simplicity and proven strategies are at the core of what we do, and many of our brands, including Shakeology, Beachbody Performance and Ladder, have been designed with formulae and ingredients that are designed to help our customers achieve their goals. By leveraging consumer insights, such as which of our content subscribers are engaging with, we are able to make targeted recommendations to them that support improved results.

We have also built a social commerce platform with incentives to invite people to participate in groups and to increase our customer base, inspiring participants to achieve their goals which in turn generates cash flow that can be used to accelerate our digital expansion. This platform includes our network of micro influencers or Partners, who help customers start and maintain a fitness and nutrition program through positive reinforcement, accountability, and a proprietary online support community. The Partners pay a monthly subscription fee to access our Partner office tools, which provide training, sales enablement, and reporting capabilities.

Our revenue is primarily generated from the sale of digital subscriptions and nutritional products that are often bundled together. We also generate revenue selling the Beachbody Bike. We believe there are future revenue and customer retention opportunities that can be generated through our enhanced BODi platform offering, new nutritional bundles, and connected devices that offer digital subscriptions.

We filed our certificate of incorporation with the Secretary of State of Delaware on June 25, 2021. On June 25, 2021 (the “Closing Date”), Forest Road Acquisition Corp. (“Forest Road”), a special purpose acquisition company, consummated the Business Combination Agreement (the “Business Combination Agreement”) dated as of February 9, 2021, by and among Forest Road, The Beachbody Company Group, LLC (“Old Beachbody”), BB Merger Sub, LLC (“BB Merger Sub”), MFH Merger Sub, LLC (“Myx Merger Sub”), and Myx Fitness Holdings, LLC (“Myx”). Pursuant to the terms of the Business Combination Agreement, (1) BB Merger Sub merged with and into Old Beachbody, with Old Beachbody surviving as a wholly-owned subsidiary of Forest Road (the “Surviving Beachbody Entity”); (2) Myx Merger Sub merged with and into Myx, with Myx surviving as a wholly-owned subsidiary of Forest Road; and (3) the Surviving Beachbody Entity merged with and into Forest Road, with Forest Road surviving such merger (the “Surviving Company”, and such mergers the “Business Combination”). On the Closing Date, the Surviving Company changed its name to The Beachbody Company, Inc.

Our principal executive offices are located at 400 Continental Blvd, Suite 400, El Segundo, California 90245, and our telephone number is (310) 985-0200.

Risk Factor Summary

Investing in our securities involves a high degree of risk. Below is a summary of certain factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks that we face. Additional discussion of the risks summarized below, as well as other risks that we face, can be found under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Risk Related to our business, personnel and industry

•	If we are unable to anticipate and satisfy consumer preferences and shifting views of health, fitness and nutrition, our business may be adversely affected.

•	If we are unable to sustain pricing levels for our products and services, our business could be adversely affected.

•	Our success depends on our ability to maintain the value and reputation of our brands.

•	We may be unable to attract and retain customers, which would materially and adversely affect our business, results of operations and financial condition.

•	The perception of the effects or value of our products may change over time, which could reduce customer demand.

•

We may not successfully execute or achieve the expected benefits of our strategic alignment initiatives and other cost-saving measures we may take in the future, and our efforts may result in further actions and/or additional asset impairment charges and adversely affect our business.

•

Our marketing strategy relies on the use of social media platforms and any negative publicity on such social media platforms may adversely affect the public perception of our brand, and changing terms or conditions or ways in which advertisers use their platforms may adversely affect our ability to engage with customers.

•	There can be no assurance that we can further penetrate existing markets or that we can successfully expand our business into new markets.

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Our customers use their connected fitness products and fitness accessories to track and record their workouts. If our products fail to provide accurate metrics and data to our customers, our brand and reputation could be harmed and we may be unable to retain our customers.

•	Our business relies on sales of a few key products.

•	If there are any material delays or disruptions in our supply chain, or errors in forecasting of the demand for our products and services, our business may be adversely affected.

•

The failure or inability of our contract manufacturers to comply with the specifications and requirements of our products could result in product recall, which could adversely affect our reputation and subject us to significant liability should the consumption of any of our products cause or be claimed to cause illness or physical harm.

•	If any of our products are unacceptable to us or our customers, or any other change in the competitive landscape and activities of our competitors, our business could be harmed.

•	Our business model relies on high quality customer service, and any negative impressions of our customer service experience may adversely affect our business and result in harm to our reputation.

•	If we fail to obtain and retain high-profile strategic relationships, or if the reputation of any of these parties is impaired, our business may suffer.

•

We depend on our senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on our business, financial condition and results of operations.

Risks related to our indebtedness, data and information systems, expansion and laws

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Our financing agreement contains financial and liquidity covenants that we may not meet if our business does not perform as anticipated. In addition, these and other covenants restrict our current and future operations and our ability to engage in business and financial transactions and may adversely affect our business.

•

Our ability to generate the significant amount of cash needed to pay interest and principal on our indebtedness and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

•

We collect, store, process, and use personal information and other customer data which subjects us to legal obligations and laws and regulations related to data security and privacy, and any actual or perceived failure to meet those obligations could harm our business.

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Any major disruption or failure of our information technology systems or websites, or our failure to successfully implement upgrades and new technology effectively, could adversely affect our business and operations.

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Our nutritional products must comply with regulations of the Food and Drug Administration, (“FDA”), as well as state, local and applicable international regulations. Any non-compliance with the FDA or other applicable regulations could harm our business.

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Our network of micro-influencers could be found not to be in compliance with current or newly adopted laws or regulations in one or more markets, which could have a material adverse effect on our business.

•

Our products or services offered as part of automatically renewing subscriptions or memberships could be found not to be in compliance with laws or regulations in one or more markets, which could have a material adverse effect on our business.

Risks Related to ownership of our Class A common stock or other securities.

•

Our founder has control over all stockholder decisions because he controls a substantial majority of our voting power through our Class X Common Stock, or “super” voting stock, and the concentration of our stock ownership limits our stockholders’ ability to influence corporate matters.

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We are a “controlled company” within the meaning of the NYSE rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

•

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.

•

The forecasts of market growth and other projections included in this prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you that our business will grow at a similar rate, if at all.

•	We may not be able to comply with the continued listing standards of the New York Stock Exchange (“NYSE”), which could result in the delisting of our securities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of the capital stock of The Beachbody Company, Inc. (the “Company,” “we,” “us,” and “our”) and certain provisions of our Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate”) and Amended and Restated Bylaws, as amended from time to time (the “Bylaws”) is a summary and is qualified in its entirety by reference to the full text of our Certificate and Bylaws and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 1,600,000,000 shares of Class A common stock, par value $0.0001 per share, 200,000,000 shares of Class X common stock, par value $0.0001 per share, 100,000,000 shares of Class C common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Class A Common Stock

Voting Rights

The holders of our Class A common stock are entitled to cast one vote per Class A share. Generally, holders of all classes of the Company’s common stock vote together as a single class, and an action is approved by the Company’s stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of the Company’s Class A common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of our Class A common stock are entitled to receive ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by our board of directors out of funds legally available for that purpose, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Company’s Class A common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

In the event of our liquidation, dissolution, distribution of assets or winding up, holders of our Class A common stock will be entitled, pro rata on a per share basis of total outstanding common stock of the Company, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Other Matters

No shares of the Company’s Class A common stock will be subject to redemption or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of the Company’s Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of the Company’s Class A common stock re validly issued, fully paid and non-assessable.

Class X Common Stock

Voting Rights

The Class X common stock is identical to our Class A common stock in all respects, except that the holders of our Class X common stock will be entitled to cast 10 votes per Class X share. Generally, holders of all classes of our common stock vote together as a single class, and an action is approved by the Company’s stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of our Class X common stock will not be entitled to cumulate their votes in the election of directors. The Class X common stock will automatically convert into Class A common stock if certain of our controlling stockholders have sold more than 75% of the shares of Class X Common Stock or if Carl Daikeler no longer provides services to the Company as a senior executive officer or director.

Dividend Rights

Holders of the Company’s Class X common stock will share ratably (based on the number of shares of Class X common stock held) if and when any dividend is declared by the Company’s board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Company’s Class X common stock with respect to the payment of dividends.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of the Company’s Class X common stock is entitled, pro rata on a per share basis of total outstanding common stock of the Company, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Transfers

Pursuant to the Certificate, holders of the Company’s Class X common stock are generally restricted from transferring such shares, other than to a Permitted Class X Owner or in connection with a divorce or domestic relations order or decree.

Other Matters

No shares of the Company’s Class X common stock are subject to redemption or have preemptive rights to purchase additional shares of Class X common stock. Holders of shares of the Company’s Class X common stock do not have subscription, redemption or conversion rights. All outstanding shares of the Company’s Class X common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Class A common stock. The issuance of our preferred stock could adversely affect the voting power of holders of Class A common stock and the likelihood that such holders will receive payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Warrants

Public Warrants

Our Public Warrants entitle the holder to acquire the Company’s Class A common stock. Each whole warrant entitles the registered holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, beginning 30 days after the Closing Date. A holder may exercise its warrants only for a whole number of shares of the Company’s Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you hold at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Warrants

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the closing price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company for cash, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The last of the redemption criterion discussed above prevents a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder is entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Company’s Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, its management has the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a cashless basis, the Company will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of the Company’s Class A common stock issuable upon the exercise of the warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of the Company’s Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of the Company’s Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Company’s Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of warrants or the warrant agent, as applicable. The notice of redemption will contain the information necessary to calculate the number of shares of the Company’s Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Company’s management calls the warrants for redemption and does not require the holders to exercise their warrants on a cashless basis, the holders of the private placement warrants and their permitted transferees would be still entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Company’s Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of the Company’s Class A common stock is increased by a share capitalization payable in shares of the Company’s Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of the Company’s Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase the Company’s Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of (i) the number of shares of the Company’s Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Company’s Class A common stock) and (ii) one minus the quotient of (x) the price per share of the Company’s Class A common stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of the Company’s Class A common stock, in determining the price payable for the Company’s Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of the Company’s Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Company’s Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of the Company’s Class A common stock on account of such the Company’s Class A common stock (or other securities into which the warrants are convertible), other than as described above or certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of the Company’s Class A common stock in respect of such event.

If the number of outstanding shares of the Company’s Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of the Company’s Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of the Company’s Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of the Company’s Class A common stock.

Whenever the number of shares of the Company’s Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Company’s Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Company’s Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding the Company’s Class A common stock (other than those described above or that solely affects the par value of the Company’s Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of outstanding the Company’s Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Company’s Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of the Company’s Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Company’s Class A common stock in such a transaction is payable in the form of the Company’s Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer and Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least a majority of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to this Report on Form 10-K, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive the Company’s Class A common stock. After the issuance of the Company’s Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of the Company’s Class A common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of the Company’s Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the Company’s Class A common stock issuable upon exercise of the Private Placement Warrants) are not redeemable by the Company for cash so long as they are held by our initial stockholders or their permitted transferees. The initial purchasers of the private placement warrants, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants sold in our initial public offering, including that they may be redeemed for shares of the Company’s Class A common stock. If the Private Placement Warrants are held by holders other than the initial purchasers thereof or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in our initial public offering.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent

The transfer agent and registrar for our Class A common stock, Class X common stock and Public Warrants is American Stock Transfer and Trust Company.

Anti-Takeover Effects of Delaware Law

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate, we opted out of Section 203 of the DGCL, but provide other similar restrictions regarding takeovers by interested stockholders.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Beachbody) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Beachbody and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Beachbody;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Beachbody.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of The Beachbody Company, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Beachbody Company, Inc. incorporated by reference in The Beachbody Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, including schedules appearing therein, and the effectiveness of The Beachbody Company, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP , independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Documents incorporated by reference in the future will include financial statements, related schedules and independent auditors’ reports. The financial statements and schedules will have been audited to the extent and for the periods set forth in the reports by an independent registered public accounting firm. To the extent such independent registered public accounting firm consents, the audited financial statements and schedules will be incorporated by reference in reliance upon the reports given upon the authority of the independent registered public accounting firm, as such firm as experts in accounting and auditing.

THE BEACHBODY COMPANY, INC.

420,769 Shares of Class A Common Stock

Pre-funded Warrants to Purchase Up to 122,821 Shares of Class A Common Stock

122,821 Shares of Class A Common Stock Underlying the Pre-funded Warrants

PROSPECTUS SUPPLEMENT

Roth Capital Partners

December 10, 2023